EXHIBIT 99.1
Financial News Release
For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1771	Tel: (503) 454-1770
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com
Conference Call at 2 p.m. PST, January 31, 2006 — Pixelworks will host a conference call at 2 p.m. PST, January 31, 2006, which can be accessed at (719) 457-2694 and using pass code 7914317. The conference call will also be available through a Web broadcast that can be accessed by visiting the Investor Relations section at www.pixelworks.com. A replay of the conference call will be available through February 2, 2006 and can be accessed by calling (719) 457-0820 and using pass code 7914317. A replay of the Web broadcast will be available through February 28, 2006.
Pixelworks Reports Fourth Quarter and
2005 Financial Results
     Tualatin, Ore., January 31, 2006 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-chip ICs for the advanced display industry, today announced financial results for the fourth quarter and year ended December 31, 2005.
     Revenue for the fourth quarter of 2005 was $43.3 million, a 13 percent increase from revenue of $38.5 million in the fourth quarter of 2004 and a 7 percent decrease from revenue of $46.8 million in the third quarter of 2005. For the year, revenue of $171.7 million decreased 3 percent from revenue of $176.2 million in 2004.
     The loss before income taxes in accordance with generally accepted accounting principles (GAAP) in the fourth quarter of 2005 was ($8.8) million, which compared to income before income taxes of $2.9 million in the fourth quarter of 2004 and loss before income taxes of ($10.0) million in the third quarter of 2005.
     The company incurred an unusually large provision for income taxes of $27.1 million in the fourth quarter of 2005, compared with recovery of income taxes of ($1.2) and ($4.7) million in the fourth quarter of 2004 and third quarter of 2005, respectively. The large fourth quarter provision for income taxes was due to an unanticipated $31.4 million in tax expense, representing ($0.66) per share, that was primarily related to recording valuation
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Pixelworks Reports Fourth Quarter and 2005 Financial Results
January 31, 2006

allowance against deferred tax assets, without which there would have been a tax benefit of $4.3 million in the quarter.
     Net loss in accordance with GAAP in the fourth quarter of 2005 was ($35.9) million, or ($0.75) per share. This compared to net income of $4.0 million, or $0.08 per diluted share in the fourth quarter of 2004 and net loss of ($5.3) million or ($0.11) per share, in the third quarter of 2005.
     For the year, the company reported net loss of ($42.6) million, or ($0.90) per share. In 2004, the company reported net income of $21.8 million, or $0.45 per diluted share.
     Non-GAAP* net loss in the fourth quarter of 2005 was ($32.1) million, or ($0.67) per share, including $31.4 million, or ($0.66) per share, in tax expense primarily related to recording valuation allowance against deferred tax assets as noted above. The large valuation allowance recorded in the fourth quarter was included in the non-GAAP tax provision, thereby increasing the non-GAAP net loss, in order for there to be comparability to prior periods in which changes in valuation allowance were included in the non-GAAP tax provision. For comparative purposes, the company reported non-GAAP net income of $4.3 million, or $0.09 per diluted share in the fourth quarter of 2004 and non-GAAP net loss of ($592,000), or ($0.01) per share, in the third quarter of 2005. For the year, non-GAAP net loss was ($33.2) million, or ($0.70) per share, compared with non-GAAP net income of $23.1 million, or $0.47 per diluted share, in 2004.
     “Excluding the unusual tax expense, our fourth quarter bottom line results were slightly better than our forecast,” said Allen Alley, President, CEO, and Chairman of Pixelworks. “We had better than expected revenue growth in advanced televisions, but came in below our expectations in projectors and advanced media processors. Gross profit margins came in at the high end of our expected range as we continued to ship a greater percentage of new products and our focus on expense controls resulted in operating expenses coming in at the low end of our outlook.”
     “We took several actions this past quarter to position Pixelworks to regain preeminence in the industry. We restructured the company to better balance resources and invested in and standardized on design tools across all of our design centers for better product development efficiency. We introduced a multitude of products at the Consumer Electronics Show in Las Vegas that we believe were very well received by top-tier OEMs. In addition, we began shipping our advanced timing controllers in volume to Samsung to extend our market footprint beyond the TV and onto the LCD panel itself. We believe all of these actions continue to move us in the right

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Pixelworks Reports Fourth Quarter and 2005 Financial Results
January 31, 2006

direction in terms of strengthening our competitive position and returning to profitability,” concluded Alley.
Business Outlook for First Quarter 2006
     The following statements are based on current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after December 31, 2005. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.
The company estimates net loss per share in the first quarter of 2006 will be ($0.19) to ($0.22) on a GAAP basis and ($0.08) to ($0.11) on a non-GAAP basis, based on the following estimates:
•	Revenue of $39.0 to $43.0 million. Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, timely new product introductions, the company’s ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, advanced television, set-top box, videoconferencing, broadcast, and imaging markets, levels of inventory at distributors and customers, and increased supply of products from the company’s third party foundries.

•	GAAP gross profit margin of 40.0 to 42.0 percent. Non-GAAP gross profit margin of 45.5 to 47.5 percent, which excludes an estimated $2.0 million in non-cash expenses for the amortization of various acquired intangible assets and $0.2 to $0.3 million in stock compensation expenses. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing
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Pixelworks Reports Fourth Quarter and 2005 Financial Results
January 31, 2006

actions, changes in estimated product costs, revenue levels, and changes in estimated product mix.

•	R&D and SG&A expenses, combined, of $25.5 to $26.5 million. Included in R&D and SG&A expenses are an estimated $2.5 to $3.0 million in non-cash stock compensation expenses (excluded for non-GAAP reporting purposes).

•	Non-cash operating expenses for amortization of purchased intangible assets of approximately $0.3 million (excluded for non-GAAP reporting purposes).

•	Interest income, net of approximately $0.4 million.

•	Effective tax rate of zero on a GAAP and non-GAAP basis. Both the GAAP and non-GAAP effective tax rates are subject to significant variation on an ongoing basis due to changes in the level of loss or income before taxes, deferred tax assets, research and development tax credits, and other factors.
About Pixelworks, Inc.
     Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-chip ICs for the advanced display industry. Pixelworks’ solutions provide the intelligence for advanced televisions, multimedia projectors and flat panel monitors by processing and optimizing video and computer graphics signals to produce high quality images. Many of the world’s leading manufacturers of consumer electronics and computer display products utilize our technology to enhance image quality and ease of use of their products.
     For more information, please visit the Company’s Web site at www.pixelworks.com.
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     Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.
Safe Harbor Statement
     The statements by Allen Alley and the statements in the Business Outlook for First Quarter 2006 above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: changes in growth in the multimedia projector, advanced television, flat panel monitor, set-top box videoconferencing, broadcast and imaging markets; changes in customer ordering patterns or lead times; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; insufficient, excess or obsolete
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Pixelworks Reports Fourth Quarter and 2005 Financial Results
January 31, 2006

inventory and variations in inventory valuation; lack of continued success in technological advances; shortages of manufacturing capacity from our third-party foundries; litigation involving intellectual property or other matters, non-acceptance of the combined technologies by leading manufacturers, changes in estimated product mix, and other risk factors listed from time to time in the company’s Securities and Exchange Commission filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenue, net	$43,334	$38,462	$171,704	$176,211
Cost of revenue (1)	28,145	21,371	108,748	90,991

Gross profit	15,189	17,091	62,956	85,220

Operating expenses:
Research and development (2)	14,644	8,636	51,814	32,969
Selling, general and administrative (3)	8,216	6,222	30,616	23,736
Restructuring	1,162	—	1,162	—
Amortization of purchased intangible assets	334	122	1,084	486

Total operating expenses	24,356	14,980	84,676	57,191

Income (loss) from operations	(9,167)	2,111	(21,720)	28,029

Interest income	1,219	1,585	5,658	3,823
Interest expense	(663)	(657)	(2,637)	(1,609)
Realized loss on sale of marketable securities	—	—	(779)	—
Amortization of debt issuance costs	(178)	(178)	(710)	(472)

Interest and other income, net	378	750	1,532	1,742

Income (loss) before income taxes	(8,789)	2,861	(20,188)	29,771

Provision for (recovery of) income taxes	27,125	(1,159)	22,422	7,990

Net income (loss)	$(35,914)	$4,020	$(42,610)	$21,781

Net income (loss) per share:
Basic	$(0.75)	$0.09	$(0.90)	$0.47

Diluted	$(0.75)	$0.08	$(0.90)	$0.45

Weighted average shares outstanding:
Basic	47,692	46,902	47,337	46,673

Diluted	47,692	48,220	47,337	52,062

(1) Includes amortization of:
Acquired developed technology	$1,972	$132	$4,515	$529
Acquired inventory mark-up	1,888	—	5,217	—
Acquired backlog	—	—	600	—
Deferred stock-based compensation	13	—	60	—
(2) Includes deferred stock-based compensation of:	174	—	758	222
(3) Includes deferred stock-based compensation of:	77	11	307	131

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Reconciliation of GAAP and non-GAAP gross profit

GAAP gross profit	$15,189	$17,091	$62,956	$85,220

Amortization of acquired developed technology	1,972	132	4,515	529
Amortization of acquired inventory mark-up	1,888	—	5,217	—
Amortization of acquired backlog	—	—	600	—
Deferred stock-based compensation	13	—	60	—

Non-GAAP gross profit	$19,062	$17,223	$73,348	$85,749

Non-GAAP gross profit margin	44.0%	44.8%	42.7%	48.7%

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$(35,914)	$4,020	$(42,610)	$21,781

Reconciling items included in cost of revenue:
Amortization of acquired developed technology	1,972	132	4,515	529
Amortization of acquired inventory mark-up	1,888	—	5,217	—
Amortization of acquired backlog	—	—	600	—
Deferred stock-based compensation	13	—	60	—
Reconciling item included in research and development:
Deferred stock-based compensation	174	—	758	222
Reconciling item included in selling, general and administrative:
Deferred stock-based compensation	77	11	307	131
Restructuring	1,162	—	1,162	—
Amortization of purchased intangible assets	334	122	1,084	486
Realized loss on sale of marketable securities	—	—	779	—
Tax effect of non-GAAP adjustments	(1,761)	—	(5,058)	—

Non-GAAP net income (loss)	$(32,055)	$4,285	$(33,186)	$23,149

Non-GAAP net income (loss) per share:
Basic	$(0.67)	$0.09	$(0.70)	$0.50

Diluted	$(0.67)	$0.09	$(0.70)	$0.47

Non-GAAP weighted average shares outstanding:
Basic	47,692	46,902	47,337	46,673

Diluted	47,692	48,220	47,337	52,062

* Our non-GAAP gross profit, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of non-cash expenses for the amortization of various acquired intangible assets, amortization of adjustments to the value of inventory acquired in acquisitions, amortization of deferred stock-based compensation, restructuring charges and a realized loss on the sale of marketable securities used to fund the acquisition of Equator Technologies, Inc. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate ongoing business performance. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate ongoing business performance. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$68,604	$32,585
Short-term marketable securities	59,888	160,213
Accounts receivable, net	19,927	14,605
Inventories, net	26,577	18,575
Prepaid expenses and other current assets	7,277	4,856

Total current assets	182,273	230,834

Long-term marketable securities	17,145	79,483
Property and equipment, net	29,029	12,444
Other assets, net	18,277	12,969
Debt issuance costs, net	3,780	4,483
Acquired intangible assets, net	37,321	2,520
Goodwill	133,731	80,836

Total assets	$421,556	$423,569

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,206	$5,946
Accrued liabilities and current portion of long-term liabilities	26,269	12,842
Income taxes payable	9,507	2,393

Total current liabilities	42,982	21,181

Long-term liabilities, net of current portion	13,357	365
Long-term debt	150,000	150,000

Total liabilities	206,339	171,546

Shareholders’ equity	215,217	252,023

Total liabilities and shareholders’ equity	$421,556	$423,569